EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fremont Michigan InsuraCorp, Inc.

Fremont, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-128667; 333-128668 and 333-150075) of Fremont Michigan InsuraCorp, Inc. of our reports dated March 5, 2010, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Grand Rapids, Michigan

March 5, 2010